Exhibit 2.26

Execution Version

Dated 8 May 2017

(1)	MELCO LEISURE AND ENTERTAINMENT GROUP LIMITED

(2)	MELCO INTERNATIONAL DEVELOPMENT LIMITED

(3)	CROWN ASIA INVESTMENTS PTY. LTD.

(4)	CROWN RESORTS LIMITED

(5)	MELCO RESORTS & ENTERTAINMENT LIMITED (FORMERLY KNOWN AS MELCO CROWN ENTERTAINMENT LIMITED)

TERMINATION OF

AMENDED AND RESTATED SHAREHOLDERS’ DEED

RELATING TO

MELCO RESORTS & ENTERTAINMENT LIMITED

(FORMERLY KNOWN AS MELCO CROWN

ENTERTAINMENT LIMITED)

CONTENTS

Clause	Subject Matter	Page

1.	DEFINITIONS	2

2.	CROWN DISPOSAL TRANSACTIONS	2

3.	TERMINATION OF AMENDED AND RESTATED SHAREHOLDERS’ DEED	2

4.	GOVERNING LAW	3

5.	JURISDICTION	3

6.	COUNTERPARTS	3

i

THIS DEED is made the 8th day of May 2017

BETWEEN:

(1)	MELCO LEISURE AND ENTERTAINMENT GROUP LIMITED, an international business company incorporated under the laws of the British Virgin Islands of Akara Building, 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands (“MelcoSub”)

(2)	MELCO INTERNATIONAL DEVELOPMENT LIMITED, a company incorporated under the laws of Hong Kong of 38th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong and whose shares are listed on the Main Board of The Stock Exchange of Hong Kong Limited (Stock Code: 200) (“Melco”)

(3)	CROWN ASIA INVESTMENTS PTY. LTD. (ACN 138 608 797) (formerly known as PBL Asia Investments Limited), a company incorporated under the laws of Australia of “Crown Towers”, Level 3, 8 Whiteman Street, Southbank VIC 3006, Australia (“CrownSub”)

(4)	CROWN RESORTS LIMITED (ACN 125 709 953) (formerly known as Crown Limited), a company incorporated under the laws of Victoria of “Crown Towers”, Level 3, 8 Whiteman St, Southbank VIC 3006, Australia and whose shares are listed on the Australian Securities Exchange (ASX: CWN) (“Crown”)

(5)	MELCO RESORTS & ENTERTAINMENT LIMITED (formerly known as Melco Crown Entertainment Limited), an exempted company incorporated under the laws of the Cayman Islands of Walker House, Mary Street, P O Box 908GT, George Town, Grand Cayman, Cayman Islands and whose shares are listed on the NASDAQ Global Select Market in the United States (NASDAQ: MLCO) (the “Company”)

WHEREAS

(A)	The Company was established as a joint venture between MelcoSub and CrownSub and is now listed on the NASDAQ (NASDAQ: MLCO) and engaged in the business of owning and operating gaming projects in Macau S.A.R.

(B)	The parties hereto entered into an amended and restated shareholders’ deed relating to the Company dated 14 December 2016 (the “Amended and Restated Shareholders’ Deed”), which amended, restated and superseded the previous shareholders’ deed (as amended) in its entirety.

(C)	CrownSub is proposing to dispose of its remaining shareholding in the Company pursuant to the Crown Disposal Transactions (as defined below).

(D)	Upon completion of the Crown Disposal Transactions, the aggregate shareholding in the Company beneficially owned by CrownSub and its Affiliates will be less than 10.0%. Accordingly, the Amended and Restated Shareholders’ Deed will terminate pursuant to clause 3 of the Amended and Restated Shareholders’ Deed.

1

(E)	The parties are entering into this Deed to provide written confirmation of the termination of the Amended and Restated Shareholders’ Deed.

IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS

1.1	Unless otherwise defined herein or the context otherwise requires, capitalized terms defined in the Amended and Restated Shareholders’ Deed shall have the same meanings in this Deed. The rules of interpretation which apply to the Amended and Restated Shareholders’ Deed shall apply to this Deed.

1.2	In this Deed:

(a)	“Crown Disposal Transactions” means the transactions described in clause 2.1(a) and (b) of this Deed pursuant to the terms of the Share Repurchase Agreement, dated the date hereof, between CrownSub and the Company (the “Share Repurchase Agreement”) and the Underwriting Agreement, dated the date hereof, between the Company, Deutsche Bank Securities Inc., UBS Securities LLC and Morgan Stanley Co. LLC (the “Underwriting Agreement”); and

(b)	“Offering” has the same meaning as in the Underwriters Agreement.

2.	CROWN DISPOSAL TRANSACTIONS

2.1	The parties acknowledge that the following transactions are contemplated:

(a)	the repurchase by the Company from CrownSub or its Affiliates of 165,303,544 Shares for an aggregate purchase price set out in the Share Repurchase Agreement and subsequent cancellation of those Shares; and

(b)	the Offering.

2.2	Each of the parties irrevocably and unconditionally consents to the Crown Disposal Transactions.

3.	TERMINATION OF AMENDED AND RESTATED SHAREHOLDERS’ DEED

3.1	Clause 3 of the Amended and Restated Shareholders’ Deed provides that if the aggregate shareholding beneficially owned (as such term is defined under the 1933 Securities Act) by CrownSub and its Affiliates (expressed as a percentage of the total number of Shares issued by the Company) is less than 10.0%, the Amended and Restated Shareholders’ Deed shall immediately terminate and cease to be of any effect save in respect of claims arising out of any antecedent breach of the Amended and Restated Shareholders’ Deed and save that clauses 3(a) to 3(d) of the Amended and Restated Shareholders’ Deed and clauses 6, 8, 13, 14, 15 and 16 of the Amended and Restated Shareholders’ Deed shall continue to apply.

2

3.2	The parties acknowledge, agree and confirm that:

(a)	completion of the Crown Disposal Transactions (and in particular, completion of the transaction set out in 2.1(a)) will result in the aggregate shareholding beneficially owned by CrownSub and its Affiliates being less than 10.0% of the total number of issued Shares of the Company; and

(b)	upon the aggregate shareholding beneficially owned by CrownSub and its Affiliates becoming less than 10.0% of the total number of issued Shares of the Company in connection with the Crown Disposal Transactions, clause 3 of the Amended and Restated Shareholders’ Deed shall apply and the Amended and Restated Shareholders’ Deed shall immediately terminate and cease to be of any effect, save in respect of claims arising out of any antecedent breach of the Amended and Restated Shareholders’ Deed and save that clauses 3(a) to 3(d) of the Amended and Restated Shareholders’ Deed and clauses 6, 8, 13, 14, 15 and 16 of the Amended and Restated Shareholders’ Deed shall continue to apply in accordance with their terms.

4.	GOVERNING LAW

The laws of Hong Kong govern this Deed.

5.	JURISDICTION

Each party irrevocably and unconditionally:

(a)	submits to the exclusive jurisdiction of the courts of, or exercising jurisdiction in, Hong Kong; and

(b)	waives any:

(i)	claim or objection based on absence of jurisdiction or inconvenient forum in respect of the jurisdiction of the Hong Kong courts; and

(ii)	immunity in relation to this Deed in any jurisdiction for any reason.

6.	COUNTERPARTS

6.1	This Deed may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute one deed.

6.2	Transmission of an executed counterpart of this Deed, or the executed signature page of the counterpart of this Deed, by fax or email (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this Deed. If either method of delivery is adopted, without prejudice to the validity of the agreement thus made, each party shall provide the others with the original such counterpart as soon as reasonably possible thereafter.

3

EXECUTED AS A DEED by MELCO LEISURE AND ENTERTAINMENT GROUP LIMITED by:

/s/ Evan Andrew Winkler
Signature of Director

Evan Andrew Winkler
Name of Director (print)

EXECUTED AS A DEED by MELCO INTERNATIONAL DEVELOPMENT LIMITED and SIGNED by:

/s/ Evan Andrew Winkler	/s/ Chung Yuk Man
Signature of Director	Signature of Director

Evan Andrew Winkler	Chung Yuk Man
Name of Director (print)	Name of Director (print)

[Signature page to Termination Deed – Melco Resorts & Entertainment Limited]

SIGNED, SEALED and DELIVERED for CROWN ASIA INVESTMENTS PTY. LTD. Under power of attorney in the presence of:

/s/ Ross Tomarchio	/s/ Kenneth McRae Barton
Signature of witness	Signature of attorney

Ross Tomarchio	Kenneth McRae Barton
Name	Name

/s/ Mary Manos
Signature of attorney

Mary Manos
Name

SIGNED, SEALED and DELIVERED for CROWN RESORTS LIMITED under power of attorney in the presence of:

/s/ Ross Tomarchio	/s/ Kenneth McRae Barton
Signature of witness	Signature of attorney

Ross Tomarchio	Kenneth McRae Barton
Name	Name

/s/ Mary Manos
Signature of attorney

Mary Manos
Name

[Signature page to Termination Deed – Meleo Resorts & Entertainment Limited]

EXECUTED AS A DEED by MELCO RESORTS & ENTERTAINMENT LIMITED by:

/s/ Chung Yuk Man	/s/ Evan Andrew Winkler
Signature of Director	Signature of Director

Chung Yuk Man	Evan Andrew Winkler
Name of Director (print)	Name of Director (print)

[Signature page to Termination Deed – Melco Resorts & Entertainment Limited]